Exhibit 99.1

Aytu BioPharma Reports Fiscal 2025 Third Quarter Operational and Financial Results

Net income of $4.0 million, or $0.65 and $0.21 net income per share basic and diluted, respectively

Adjusted EBITDA1 of $3.9 million

Total net revenue of $18.5 million up 32% year-over-year

Company to host conference call and webcast today, May 14, 2025, at 4:30 p.m. Eastern time

DENVER, CO / May 14, 2025 / Aytu BioPharma, Inc. (the “Company” or “Aytu”) (Nasdaq:AYTU), a pharmaceutical company focused on commercializing novel therapeutics, today announced operational and financial results for the fiscal 2025 third quarter.

Q3 2025 Highlights

●	Net revenue increased 32% to $18.5 million versus $14.0 million in Q3 fiscal 2024.
●	ADHD Portfolio (Adzenys XR-ODT® and Cotempla XR-ODT®) net revenue increased 25% to $15.4 million versus $12.3 million in Q3 fiscal 2024.
●	Pediatric Portfolio (Karbinal® ER, Poly-Vi-Flor® and Tri-Vi-Flor®) net revenue increased 77% to $3.1 million versus $1.7 million in Q3 fiscal 2024.
●	Net income of $4.0 million, or $0.65 and $0.21 net income per share basic and diluted, respectively, compared to a net loss of $2.9 million, or $0.52 net loss per share basic and diluted in Q3 fiscal 2024.
●	Adjusted EBITDA was $3.9 million compared to $0.9 million in Q3 fiscal 2024.
●	Cash and cash equivalents were $18.2 million at March 31, 2025.

Management Discussion

“I am extremely pleased with the operating and financial performance Aytu achieved during the 2025 third fiscal quarter, resulting in strong revenue growth of 32% led by improvement in both our ADHD and Pediatric portfolios, and net income of $0.65 and $0.21 per share basic and diluted, respectively,” noted Josh Disbrow, Chief Executive Officer of Aytu. “The multi-year, strategic realignment to focus on our profitable prescription pharmaceutical business and maximize the unique capabilities of our now streamlined organization is beginning to fully manifest in our financial performance.”

“With the commercial prescription infrastructure near full optimization, we remain focused on leveraging our platform through the pursuit of additional in-licensed or acquired products that can utilize the capabilities of our CNS-focused sales team and the broader Aytu RxConnect patient access platform. The entire team is executing effectively as we drove 25% net revenue growth in the ADHD Portfolio and 77% growth in the Pediatric Portfolio, while also reducing companywide operating expenses by 13% year over year. Increasing revenues across the portfolio while streamlining operations and reducing OpEx is evidence of our plan starting to bear fruit and become more visible to our stockholders.”

“With net income of $4.0 million and adjusted EBITDA of $3.9 million during the quarter, we utilized the opportunity to further improve the balance sheet through the continued pay down of our long-term loan with Eclipse, our senior lending partner, and other fixed payment arrangements. We remain focused on strengthening our balance sheet, seeking complementary product opportunities, and driving the business towards positive cash flows,” Disbrow concluded.

Net Revenue by Portfolio

	Three Months Ended
	March 31,
	2025	2024
	(in thousands)
ADHD Portfolio	$15,389	$12,326
Pediatric Portfolio	3,059	1,729
Other*	4	(30)
Total net revenue	$18,452	$14,025

*Other includes discontinued or deprioritized products.

Q3 2025 Financial Results

Net revenue for the third quarter of fiscal 2025 was $18.5 million, compared to $14.0 million for the prior year.

The ADHD Portfolio (Adzenys XR-ODT® and Cotempla XR-ODT®) experienced a 25% increase in net revenue to $15.4 million in the third quarter of fiscal 2025, compared to the prior year period. Sequentially, ADHD Portfolio net revenue increased 11% compared to the second quarter of fiscal 2025. ADHD Portfolio growth was primarily driven by improvements in gross-to-nets through assertive management of our brands’ economics as enabled through Aytu RxConnect.

The Pediatric Portfolio (Karbinal® ER, Poly-Vi-Flor® and Tri-Vi-Flor®) experienced a 77% increase in net revenue to $3.1 million in the third quarter of fiscal 2025, compared to the prior year period. Sequentially, Pediatric Portfolio net revenue increased 27% compared to the second quarter of fiscal 2025. Pediatric Portfolio growth reflects the positive effects from the Company’s recently implemented return-to-growth plan as well as an improvement in gross-to-nets.

Gross profit was $12.8 million, or 69% of net revenue, in the third quarter of fiscal 2025, compared to $10.4 million, or 74% of net revenue, in the same quarter last year. The decrease in gross profit percentage is primarily related to increased cost of sales in the Company’s ADHD inventory. The inventory’s higher cost resulted from the allocation of certain overhead costs associated with the Company’s now closed Grand Prairie, Texas manufacturing facility, to a reduced amount of ADHD product being produced there. This situation occurred as the Company ramped up production at its contract manufacturer and concurrently decreased production at Grand Prairie, Texas. This higher cost inventory is expected to be liquidated in the coming quarters as the Company continues to sell these products through its distribution channels, resulting in a normalization of gross profit percentage.

Operating expenses, excluding amortization of intangible assets and restructuring costs, were $9.5 million in the third quarter of fiscal 2025 compared to $10.8 million in the prior year period. The decrease is primarily a result of continued cost reduction efforts and improved operational efficiencies as part of the Company’s overall strategic realignment.

Income from operations was $2.4 million for the third quarter of fiscal 2025 compared to loss from operations of $1.6 million in the prior year period. Net income from discontinued operations, net of tax for the third quarter of fiscal 2025 was $0.1 million compared to net loss from discontinued operations, net of tax of $0.6 million in the year ago period. Discontinued operations pertain to the Consumer Health business which was successfully wound down and divested in the first quarter of fiscal 2025.

Net income during the third quarter of fiscal 2025 was $4.0 million, or $0.65 and $0.21 net income per share basic and diluted, respectively, compared to a net loss of $2.9 million, or $0.52 net loss per share basic and diluted, in the prior year period. The fiscal 2025 third quarter results were impacted by $2.3 million of derivative warrant liabilities gain due primarily to the decrease in the Company’s stock price, compared to a derivative warrant liabilities gain of $1.0 million in the third quarter of fiscal 2024.

Adjusted EBITDA was $3.9 million in the third quarter of fiscal 2025, compared to $0.9 million in the prior year period.

Cash and cash equivalents were $18.2 million at March 31, 2025, compared to $20.4 million at December 31, 2024. The Company paid down a combined $2.5 million in long-term debt and other fixed payment arrangements during the third quarter of fiscal 2025.

Conference Call Details

Date and Time: Wednesday, May 14, 2025, at 4:30 p.m. Eastern time.

Call-in Information: Interested parties can access the conference call by dialing (888) 506-0062 for United States callers or +1 (973) 528-0011 for international callers and using the participant access code 314386.

Webcast Information: The webcast will be accessible live and archived at https://www.webcaster4.com/Webcast/Page/2142/52282, and accessible on the Investors section of the Company’s website at https://investors.aytubio.com/ under Events & Presentations.

Replay: A teleconference replay of the call will be available until May 28, 2025, at (877) 481-4010 for United States callers or +1 (919) 882-2331 for international callers and using replay access code 52282.

About Aytu BioPharma, Inc.

Aytu is a pharmaceutical company focused on commercializing novel therapeutics. The Company’s prescription products include Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), Karbinal® ER (carbinoxamine maleate), an extended-release antihistamine suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines available in various formulations for infants and children with fluoride deficiency. To learn more, please visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. These statements are predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others, risks associated with: the Company’s overall financial and operational performance, potential adverse changes to the Company’s financial position or our business, the results of operations, strategy and plans, changes in capital markets and the ability of the Company to finance operations in the manner expected, risks relating to gaining market acceptance of our products, our partners performing their required activities, our anticipated future cash position, regulatory and compliance challenges and future events under current and potential future collaborations. We also refer you to (i) the risks described in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10‑K and in the other reports and documents we file with the United States Securities and Exchange Commission.

Footnote 1

Aytu uses the term adjusted EBITDA, which is a term not defined under United States generally accepted accounting principles (“U.S. GAAP”). The Company uses this term because it is a widely accepted financial indicator utilized to analyze and compare companies on the basis of operating performance. The Company believes that presenting adjusted EBITDA by certain categories allows investors to evaluate the various performance of these categories. The Company’s method of computation of adjusted EBITDA may or may not be comparable to other similarly titled measures used by other companies. We believe that net income (loss) is the performance measure calculated and presented in accordance with U.S. GAAP that is most directly comparable to adjusted EBITDA. See below for a reconciliation of net income (loss) to adjusted EBITDA.

Contacts for Investors

Ryan Selhorn, Chief Financial Officer

Aytu BioPharma, Inc.

rselhorn@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

aytu@lythampartners.com

Aytu BioPharma, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2025	2024
Net revenue	$18,452	$14,025
Cost of sales	5,646	3,664
Gross profit	12,806	10,361

Operating expenses:
Selling and marketing	5,194	5,352
General and administrative	4,109	4,831
Research and development	162	611
Amortization of intangible assets	920	920
Restructuring costs	—	244
Total operating expenses	10,385	11,958
Income (loss) from operations	2,421	(1,597)
Other income, net	36	70
Interest expense	(900)	(1,257)
Derivative warrant liabilities gain	2,261	1,017
Income (loss) from continuing operations before income tax expense	3,818	(1,767)
Income tax benefit (expense)	122	(521)
Net income (loss) from continuing operations	3,940	(2,288)
Net income (loss) from discontinued operations, net of tax	54	(599)
Net income (loss)	$3,994	$(2,887)

Basic weighted-average common shares outstanding	6,134,634	5,533,555
Diluted weighted-average common shares outstanding	8,204,453	5,533,555

Net income (loss) per share:
Basic - continuing operations	$0.64	$(0.41)
Diluted - continuing operations	$0.20	$(0.41)
Basic - discontinued operations, net of tax	$0.01	$(0.11)
Diluted - discontinued operations, net of tax	$0.01	$(0.11)
Basic - net income (loss)	$0.65	$(0.52)
Diluted - net income (loss)	$0.21	$(0.52)

Aytu BioPharma, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	June 30,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$18,173	$20,006
Accounts receivable, net	35,825	23,526
Inventories	11,058	12,141
Prepaid expenses and other current assets	7,456	5,097
Current assets of discontinued operations	—	1,121
Total current assets	72,512	61,891
Non-current assets:
Property and equipment, net	546	693
Operating lease right-of-use assets	1,111	829
Intangible assets, net	48,711	52,453
Other non-current assets	1,321	2,185
Non-current assets of discontinued operations	—	44
Total non-current assets	51,689	56,204
Total assets	$124,201	$118,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,041	$10,314
Accrued liabilities	41,727	38,143
Revolving credit facility	10,028	2,395
Current portion of debt	1,857	1,857
Other current liabilities	5,053	8,962
Current liabilities of discontinued operations	—	557
Total current liabilities	70,706	62,228
Non-current liabilities:
Debt, net of current portion	9,535	10,877
Derivative warrant liabilities	4,125	12,745
Other non-current liabilities	4,937	4,529
Total non-current liabilities	18,597	28,151
Stockholders’ equity:
Preferred stock, par value $.0001; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $.0001; 200,000,000 shares authorized; 6,170,162 and 5,972,638 shares issued and outstanding, respectively	1	1
Additional paid-in capital	348,614	347,688
Accumulated deficit	(313,717)	(319,973)
Total stockholders’ equity	34,898	27,716
Total liabilities and stockholders’ equity	$124,201	$118,095

Aytu BioPharma, Inc.

Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
Net income (loss) - GAAP	$3,994	$(2,887)
Interest expense	900	1,257
Income tax (benefit) expense	(122)	521
Depreciation and amortization	1,287	1,449
Stock-based compensation expense	139	699
Other income, net	(36)	(70)
Derivative warrant liabilities gain	(2,261)	(1,017)
Restructuring costs	—	244
Pipeline research and development costs	96	136
Net (income) loss from discontinued operations, net of tax	(54)	599
Adjusted EBITDA - non-GAAP	$3,943	$931

Aytu BioPharma, Inc.

Unaudited Fiscal 2024 Quarterly and Full Year Consolidated Statements of Operations Adjusted for Discontinued Operations

(in thousands)

	Three Months Ended				Twelve Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2024
	(as adjusted)
Net revenue	$14,593	$14,025	$18,748	$17,817	$65,183
Cost of sales	3,541	3,664	4,145	4,779	16,129
Gross profit	11,052	10,361	14,603	13,038	49,054

Operating expenses:
Selling and marketing	5,422	5,352	5,218	6,091	22,083
General and administrative	4,028	4,831	4,800	6,295	19,954
Research and development	1,042	611	521	595	2,769
Amortization of intangible assets	921	920	918	924	3,683
Restructuring costs	1,912	244	—	—	2,156
Total operating expenses	13,325	11,958	11,457	13,905	50,645
(Loss) income from operations	(2,273)	(1,597)	3,146	(867)	(1,591)
Other income, net	120	70	96	584	870
Interest expense	(1,253)	(1,257)	(1,266)	(1,283)	(5,059)
Derivative warrant liabilities gain (loss)	1,463	1,017	(577)	(5,907)	(4,004)
Loss on debt extinguishment	(594)	—	—	—	(594)
(Loss) income from continuing operations before income tax expense	(2,537)	(1,767)	1,399	(7,473)	(10,378)
Income tax expense	(841)	(521)	(780)	—	(2,142)
Net (loss) income from continuing operations	(3,378)	(2,288)	619	(7,473)	(12,520)
Net loss from discontinued operations, net of tax	(1,239)	(599)	(839)	(647)	(3,324)
Net loss	$(4,617)	$(2,887)	$(220)	$(8,120)	$(15,844)

Aytu BioPharma, Inc.

Unaudited Fiscal 2024 Reconciliation of Net Loss Adjusted for Discontinued Operations to Adjusted EBITDA

(in thousands)

	Three Months Ended				Twelve Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2024
	(as adjusted)
Net loss - GAAP	$(4,617)	$(2,887)	$(220)	$(8,120)	$(15,844)
Interest expense	1,253	1,257	1,266	1,283	5,059
Income tax expense	841	521	780	—	2,142
Depreciation and amortization	1,398	1,449	1,510	1,553	5,910
Stock-based compensation expense	243	699	707	725	2,374
Other income, net	(120)	(70)	(96)	(584)	(870)
Derivative warrant liabilities (gain) loss	(1,463)	(1,017)	577	5,907	4,004
One-time transactions	150	—	—	851	1,001
Restructuring costs	1,912	244	—	—	2,156
Loss on extinguishment of debt	594	—	—	—	594
Pipeline research and development costs	599	136	96	152	983
Net loss from discontinued operations, net of tax	1,239	599	839	647	3,324
Adjusted EBITDA - non-GAAP	$2,029	$931	$5,459	$2,414	$10,833